Exhibit 32.2

CERTIFICATION OF PRINCIPAL FINANCIAL OFFICER PURSUANT TO 18 U.S.C. SECTION 1350 AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES - OXLEY ACT OF 2002

     In connection with the annual report of Cimetrix Incorporated (the "Company") on Form 10-K for the year ended December 31, 2008, Jodi M. Juretich hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes - Oxley Act of 2002, that to the best of his knowledge:

1.	The annual report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and
2.	The information contained in the annual report fairly presents, in all material respects, the financial condition and results of operations of the Company.

March 31, 2009	/s/ Jodi M. Juretich
(Date)	Jodi M. Juretich
Chief Financial Officer (principal
financial and accounting officer)